SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)
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[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material under Rule 14a-12
CEDAR REALTY TRUST, INC.
(Name of Registrant as Specified in its Charter)

Barington Companies Equity Partners, L.P.
Barington Companies Investors, LLC
Barington Capital Group, L.P.
LNA Capital Corp.
James A. Mitarotonda
Christopher J. Pappano
Cruiser Capital Advisors, LLC
Keith M. Rosenbloom
Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Barington Companies Equity Partners, L.P.
Nomination Notice to Elect Two Directors to Board of Cedar Realty Trust, Inc.
Barington Companies Equity Partners, L.P. has filed a nomination notice with Cedar Realty Trust, Inc. (“Cedar Realty”), notifying Cedar Realty that it intends to nominate two persons for election as directors at the 2021 Annual Meeting of Stockholders.  The 2021 Annual Meeting of Shareholders will be held on a date to be announced by Cedar Realty.  Barington Companies Equity Partners looks forward to working with Cedar Realty to bring great people to the board.  In connection with the nomination, Barington Companies Equity Partners presently intends to file proxy materials with the Securities and Exchange Commission asking for shareholders to vote for its nominees on the WHITE proxy card.
Important Information
This filing is not a solicitation of a proxy from any security holder of Cedar Realty Trust, Inc. (the “Company”).  Barington Companies Equity Partners, L.P. has nominated two individuals as nominees to the Company’s board of directors and currently intends to solicit votes for the election of these individuals as members of the Company’s board of directors (the “Nominees”).  Barington Companies Equity Partners, L.P. will send a definitive proxy statement, WHITE proxy card and related proxy materials to shareholders of the Company seeking their support of the Nominees at the Company’s 2021 Annual Meeting of Shareholders.  Shareholders are urged to read the definitive proxy statement and WHITE proxy card when they become available, because they will contain important information about Barington Companies Equity Partners, L.P., the Nominees, the Company and related matters.  Shareholders may obtain a free copy of the definitive proxy statement and WHITE proxy card (when available) and other documents filed by Barington Companies Equity Partners, L.P. with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement (when available) and other related SEC documents filed by Barington Companies Equity Partners, L.P. with the SEC may also be obtained free of charge from Barington Companies Equity Partners, L.P.
Participants in Solicitation
The following persons are participants in the solicitation from the Company’s shareholders of proxies in favor of the Nominees: Barington Companies Equity Partners, L.P.; Barington Companies Investors, LLC; Barington Capital Group, L.P.; LNA Capital Corp.; James A. Mitarotonda; Christopher J. Pappano; Cruiser Capital Advisors, LLC; and Keith M. Rosenbloom.  No participant has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the 2021 Annual Meeting of Stockholders except for their interests as participants and, as applicable, as holders of common stock, par value $0.06 per share, of the Company (the “Common Stock”).  Barington Companies Equity Partners, L.P. is the beneficial owner of 207,575 shares of Common Stock, 100 shares of which are held of record.  Cruiser Capital Advisors, LLC is the beneficial owner of 155,163 shares of Common Stock